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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Amendment No. 2 to the Schedule 13D filed by us with respect to the Common Stock of Noven Pharmaceuticals, Inc. is filed on behalf of each of us.




Date: September 19, 2001                /s/ STEVEN SABLOTSKY
                                        ---------------------------------------
                                            Steven Sablotsky



                                        NEVON VENTURES LIMITED PARTNERSHIP, a
                                        Nevada limited partnership


                                        By:  NEVON, INC., a Nevada corporation
                                             and its General Partner


Date: September 19, 2001                By: /s/ STEVEN SABLOTSKY
                                            -----------------------------------
                                            Steven Sablotsky, President



                                        NEVON, INC., a Nevada corporation


Date: September 19, 2001                By: /s/ STEVEN SABLOTSKY
                                            -----------------------------------
                                            Steven Sablotsky, President